SCHEDULE 14A - INFORMATION REQUIRED IN PROXY

STATEMENT

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ X ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.-14a-11(c) or Section 240.14a-12

HUDSON'S GRILL INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

HUDSON'S GRILL INTERNATIONAL, INC.

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: N/A

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid: none

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.

(3) Filing Party:

(4) Date Filed:

HUDSON'S GRILL INTERNATIONAL, INC.

16970 Dallas Parkway

Suite 402

Dallas, Texas 75248

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of HUDSON'S GRILL INTERNATIONAL, INC. (the "Company"), will be held at the Company's headquarters located at 16970 Dallas Parkway, Suite 402, Dallas, Texas 75248, on May 23, 2007, at 1:00 p.m. to act upon the following proposals:

1. To elect three (3) directors;

2. To ratify the selection of a registered independent public accounting firm;

3. To consider such other business as may properly come before the meeting and any adjournments or postponements thereof.

Details relating to the above matters are set forth in the attached Proxy Statement. Your management is not aware of any other matters to come before the meeting. The Board of Directors has fixed the close of business on April 10, 2007, as the record date for shareholders entitled to notice of and to vote at the Annual Meeting.

You are urged to fill in, date, sign and promptly return the Proxy in the enclosed addressed envelope to which no postage need be affixed if mailed in the United States. If you do not attend the Annual Meeting, you may supersede your executed Proxy prior to voting by filing a Proxy bearing a later date, by filing a written revocation of the Proxy or by attending the meeting and voting in person. In order to be valid, the enclosed Proxy (or any new proxy or proxy revocation) must be received by the Secretary not later than 10:00 a.m., May 23, 2007.

IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY. A BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

David Osborn

President

Dallas, Texas

April 26, 2007

PROXY STATEMENT

HUDSON'S GRILL INTERNATIONAL, INC.

16970 Dallas Parkway

Suite 402

Dallas, Texas 75248

GENERAL INFORMATION

The enclosed Proxy is solicited by the Board of Directors (the "Board") of HUDSON'S GRILL INTERNATIONAL, INC. (the "Company").

This Proxy Statement is furnished in connection with the solicitation of the Proxies by the Company to be voted at its Annual Meeting of Shareholders to be held May 23, 2007, and at any adjournment and postponement thereof. The Annual Meeting is to be held at 1:00 p.m. at the Company's headquarters located at 16970 Dallas Parkway, Suite 402, Dallas, Texas 75248.

A person giving the Proxy may revoke it at any time prior to the exercise thereof by giving written notice to the Secretary of the Company, attending the meeting and voting in person, or filing a duly executed Proxy bearing a later date with the Secretary. The mailing to shareholders of this Proxy Statement and the enclosed form of Proxy will commence on or before May 1, 2007.

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith, will be paid by the Company. Officers and employees of the Company may communicate with shareholders personally or by mail, telegraph, telephone or otherwise, for the purpose of soliciting such Proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to the beneficial owners of shares, in which case they will be reimbursed for their expenses.

Shares represented by valid Proxies will be voted in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of directors herewith named and for the ratification of the Company's selection of Whitley Penn LLP, as the registered independent public accounting firm for the Company.

VOTING SHARES

Shareholders of record as of the close of business on April 10, 2007, will be entitled to vote at the Annual Meeting and at any adjournments thereof. At such date there were 7,643,986 shares of Common Stock. Each shareholder of record is entitled to one (1) vote for each share of stock owned, since shareholders do not have cumulative voting rights with respect to the election of directors. See "Cumulative Voting."

CUMULATIVE VOTING

Pursuant to Texas law, the Company's articles of incorporation control whether cumulative voting is permitted or not. The Company's articles of incorporation expressly state that cumulative voting is not permitted. Candidates are elected by majority vote. The three candidates receiving the highest number of votes are elected.

COMMITTEES OF THE BOARD

The Board held one meeting during fiscal 2006. Each incumbent director during the fiscal year ended December 31, 2006, attended 100% of all meetings of the Board during the time he was a member and of the Committees of which he was a member.

Since the Board is small, one person acts as its audit committee. That person supervises and reviews the fiscal and accounting procedures and practices of the Company, and reviews the audit and financial statements with the Company's independent accountants. In this respect, the audit committee also reviews whether to change auditors and whether the auditors are independent. Because the Company has not engaged its auditors to provide any other services for the Company other than to prepare tax returns, the audit committee does not believe that its auditors' independence is in any way compromised by the additional services provided to the Company. Beginning in 2002, the Audit Committee has been composed of one director.

The current audit committee member is Mr. Fischer. The Company considers Mr. Fischer to be an "audit committee financial expert" for purposes of the Sarbanes Oxley Act of 2002; he has background and experience in accounting and understands accounting, financial controls and financial reporting. Mr. Fischer is a Certified Public Accountant (a "CPA"), licensed in the State of Texas. He is currently inactive as a CPA. However, he remains active as an attorney licensed in the State of Texas, handling primarily business affairs. Mr. Fischer, who is a director and currently is Chairman of the Board of the Company, should not be considered independent of management. Mr. Fischer has met once with members of the Company's auditors in 2006 to plan the audit for 2006, and he has had numerous telephone conversations and email communications with the auditors during 2006 and 2007 concerning the 2006 audit, the Company's quarterly SEC filings and other accounting and financial issues. In the process of developing various filings with the SEC, he has also discussed and reviewed these results and the underlying information with the Company's management. Mr. Fischer recommended that Whitley Penn LLP be engaged as the Company's independent registered public accounting firm; he does not have any affiliation with them. Mr. Fischer believes that Whitley Penn LLP is independent of the Company and has received a written report on their independence from them, which report Mr. Fischer has reviewed and found acceptable and is the basis from which he has formed his belief that the auditors are independent. Based on the reviews and discussions with the auditors of the audited financial statements, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual report on Form 10-KSB for the last fiscal year for filing with the Securities and Exchange Commission.

The Company does not have a code of ethics; it does not plan on enacting a code of ethics until it has attained a much larger size. With so few employees (two currently), officers (two currently) and directors (three currently), it does not feel that developing and adopting a code of ethics would impact or change its operations or its employees, directors or officers. The Company feels that the few current employees, officers and directors it now has know sufficiently all of the actions of the Company such that--absent collusion among the employees, officers and directors--unethical behavior would be discovered quickly. The directors expect completely ethical behavior from its officers and employees and will dismiss anyone who they find is not ethical. As such, developing a code of ethics would currently create an unnecessary expense.

The Board does not have a Nominating Committee, and it does not have a Compensation Committee. Nominees may be recommended to the Board in writing by any shareholder. Compensation matters are considered by the whole Board of Directors.

Each of the nominees has consented to be named herein and to serve if elected. However, if any nominee at the time of election is unable or unwilling to serve as a director, or is otherwise unavailable for election, the shares represented by proxies will be voted for the election of such other person as the Board may designate or, in the absence of such designation, for a nominee selected by the persons named in the enclosed form of Proxy, or, if there is no qualified nominee willing to serve, the position will be left vacant.

Certain information concerning the director nominees is set forth below:

Name	Age	Position
DAVID L. OSBORN	59	President, Director
ROBERT W. FISCHER	56	Chairman of the Board, Director
ANTHONY DUNCAN	51	Director

David L. Osborn was a Director until 1999, when he resigned. He returned to the Board in 2001. Since 1988, Mr. Osborn has been the Chief Executive Officer of Southpoint Management Corporation, which owns and operates restaurants, and is Chief Executive Officer of Famous Bars, Grills & Cafes of America, Inc., which, at one time, was a franchisee of Hudson's Grill. He was also a partner in D.A.C. Associates, which had been a franchisee of Hudson's Grill, and he is a partner in Wood, Osborn and Osborn, which is the landlord of the premises that the Company leases as its headquarters.

Robert W. Fischer was elected a director in 1997. He is a partner in Fischer & Sanger, attorneys, in Dallas, Texas. He has practiced law for the last twenty-nine years in the State of Texas and has been an outside counsel for the Company since 1993. He is also licensed as a Certified Public Accountant in the State of Texas, but is currently on inactive status.

Anthony B. Duncan has been in the restaurant business for more than 35 years and progressed from trainee, to assistant manager, to manager of his own Pelican's Restaurant in El Paso, Texas, at the age of 21. He formed his own operating company, and proceeded to purchase interests in two additional Pelican's. At one time, he was the president and minority owner of Southpoint Management Corporation, the parent company of multiple dinner houses and casual dining restaurants and bars. He is the current owner of the one franchised Hudson's Grills in El Paso, and is the owner and sole shareholder of Borderland Grills, Inc. In 2005, he opened Border City Ale House, a sports bar, in El Paso, Texas. Mr. Duncan previously was president of the Texas Restaurant Association and has served on its Board of Directors.

No director currently receives any regular direct compensation as a director, except for reimbursement of expenses. In 2005 and before the directors had received stock options as compensation as directors. These options were available for non-officer directors and are for a term of seven years (the "Least Impact Options"). The exercise price was the lowest price that created the least impact on the Company's financial statements (excluding the notes to the statements), but, no matter what, the exercise price was in the following range: (1) $.05 above the "Last Close" (the closing last bid price of the Company's stock on the last business day that was not a holiday of the previous month before the grant) and (2) $.005 more than the Last Close. The non-officer Directors received 10,000 Least Impact Options each month they served in 2005. The granting of stock options stopped effective December 31, 2005.

Beginning January 1, 2006, the non-officer directors began to receive restricted stock semi-annually on January 2nd and July 1st of each year. Each non-officer director is to receive 30,000 shares semi-annually. In addition, the directors were to be paid $3,000 in 2006, but have turned down that payment. Each director was to also receive at year-end a payment to cover taxes on the semi-annual grant of stock. The payment was to be 33% of the total taxable amount of stock and payments given to the directors. Because the Company ran into cash flow problems in the last half of 2006, in 2007 the directors decided to suspend the further grants of stock and payments of director's fees until the Company improves. The officer-directors are also paid as officers/employees of the Company. Currently, Mr. Osborn, the Company's president, is the only officer-director.

All directors are elected for a term of one (1) year and serve until their successors have been duly elected and qualified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the shares of Common Stock beneficially owned, directly or indirectly, by (i) persons owning, to the Company's knowledge, five percent (5%) or more of the outstanding shares of Common Stock, (ii) each director of the Company, and (iii) all directors and executive officers of the Company as a group, in each case as of December 31, 2006

Name and Address	Number of Shares Beneficially Owned	Footnotes	Percentage of Total Shares Outstanding
Directors/Officers:
DAVID L. OSBORN 16970 Dallas Parkway, Suite 402 Dallas, Texas 75248	2,125,677	(1)(2)	28.29%
ROBERT W. FISCHER 5956 Sherry Lane, Suite 1204 Dallas, Texas 75225	335,615	(1)(2)	4.47%
ANTHONY B. DUNCAN 10732 Alta Lomo El Paso, Texas 79935	676,750	(1)(2)	9.01%
BARBARA AMSTUTZ 16970 Dallas Parkway, Suite 402 Dallas, Texas 75248	30,000	(1)(2)	0.40%
All directors and executive officers as a group (4 persons)	3,168,042		42.16%
Others Owning 5% or More Of the Company's Common Stock:
CLIFFORD J. OSBORN 5581 East Finisterra Drive Tucson, Arizona 85715	1,036,618	(1)	13.79%
ROY J. MILLENDER, JR. 340 Old Mill Road, Space 5 Santa Barbara, CA 93100	862,333	(1)	11.47%
CHARLES L. BOPPELL 1010 Hot Springs Road Santa Barbara, CA 93108	495,556	(1)	6.59%

(1) Shared voting and investment power is held for these shares.

(2) Mr. Osborn is the president of the Company and also a director. Beginning July 2003, Mr. Osborn's salary was $2,500 per month, and each month he received 18,000 Least Impact Options. As of April 1, 2007, he holds 1,450,000 options exercisable at $.10 each. Mr. Osborn also has 1,440,000 of the Least Impact Options, but his monthly grant of options ceased December 31, 2005. Beginning January 1, 2006, the president received 54,000 shares of restricted stock semi-annually, and as of April 1, 2007, he receives $4,000 per month. Ms. Amstutz also received stock grants of 30,000 shares in 2006. The non-officer Directors (currently Mr. Duncan and Mr. Fischer) have also been granted options since January 2000, when each non-officer director began receiving 10,000 options for each month of service. As of April 1, 2007, the two current non-officer directors each holds 200,000 options that are exercisable at $.10 each. Since mid December 2002, these directors have each received 480,000 of the Least Impact Options, but their monthly grants of options ceased December 31, 2005. Beginning January 1, 2006, the non-officer directors began receiving 30,000 shares of restricted stock semi-annually. In June 2005, each director (officer and non-officer) received $2,500. Director pay has been suspended as of 2006, and the grant of stock to all directors and officers was suspended in early 2007.

REMUNERATION AND RELATED INFORMATION

The following table sets forth for the year ended December 31, 2006, certain information as to each of the Company's five (5) most highly compensated executive officers and as to all executive officers as a group:

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Annual Compensation
		Salary ($) (c)	Bonus ($) (d)	Other Annual Compensation ($) (e)
David L. Osborn President CEO	2006	42,200(1)	0	0
	2005	37,500(1)	0	2,500
	2004	31,250(1)	0	0
Barbara Amstutz Secretary	2006	51,450(1)	0	0
	2005	46,950(1)	0	0
	2004	45,000(1)	0	0
All executive officers as a group (2 persons)		93,650(1)	0	0

SUMMARY COMPENSATION TABLE, Continued

Name and Principal Position (a)	Year (b)	Long Term Compensation
		Restricted Stock Awards($) (f)	Securities Underlying Options/SARs (#) (g)	LTIP Payouts ($) (h)	Other Annual Compensation ($) (i)
David L. Osborn President CEO	2006	15,660	0	0	0
	2005	0(1)	216,000	0	0
	2004	0(1)	216,000	0	0
Barbara Amstutz Secretary	2006	4,350	0	0	0
	2005	0(1)	35,000	0	0
	2004	0(1)	0	0	0
All executive officers as a group (2 persons)		20,010	0	0	0

Option/SAR Grants in the Last Fiscal Year

(Individual Grants)

Name (a)	Number of Securities underlying options/SARs granted (#) (b)	Percent of total options/SARs granted to employees in fiscal year (c)	Exercise or base price ($/Sh) (d)	Expiration date (e)
David L. Osborn, President, CEO	0	NA
Barbara Amstutz, Secretary	0	NA
All executive officers as a group (2 persons)	0	NA

Aggregated Option/SAR Exercises in Last Fiscal

Year and FY-End Option/SAR Values

Name (a)	Shares acquired on exercise (#) (b)	Value realized ($) (c)	Number of securities underlying unexercised options/SARs at FY-end (#) exercisable/un-exercisable (d)	Value of unexercised in-the-money options/SARs at FY-end ($) exercisable/un-exercisable (e)
David L. Osborn, President, CEO	0	0	3,190,000	$100,800
Barbara Amstutz, Secretary	0	0	35,000	$750
All executive officers as a group (2 persons)	0	0	3,225,000	$101,550

(1) Mr. Osborn and/or companies affiliated with him were reimbursed for travel expenses incurred on behalf of the Company. In 2006 he or his affiliated companies were reimbursed $11,638.49 for his travel. Ms. Amstutz was reimbursed $426.51 for travel in 2006. Also, the following persons were reimbursed in 2006 for travel on behalf of the Company for the following amounts: (1) Mr. Duncan, $2,980.94; and (2) Mr. Millender, $192.00.

The Company does not currently have an Incentive Stock Option Plan.

CERTAIN TRANSACTIONS

Since its inception in 1997, the Company's headquarters have been in Dallas, Texas. The Company is now leasing space for its headquarters from Wood, Osborn and Osborn, a company partially owned by David Osborn, one of the Company's current officers and currently a director, for $1,215 per month plus its share of utilities expenses, resulting in total rent of $14,580 in 2006. The Company considers this rental a fair market value for the space it is renting. This space is in the same office building that leases space to the Company's President and the companies controlled by him; thus the management of the Company is more efficient because its executives work near the headquarters, and travel costs are reduced.

Mr. David L. Osborn is affiliated with Southpoint Management Corporation and with Famous Bars, Grills & Cafes of America, Inc. ("FGA"). These companies, in turn, are affiliated with owning and operating several restaurants, and also once owned the franchise rights to develop Hudson' Grills in certain areas of Texas. FGA does not currently franchise or operate any Hudson's Grill restaurants. Consequently, during the past year, these companies paid no franchise fees to the Company and did not purchase any franchises. The franchise agreement for Texas was entered into before Mr. Osborn became involved in the management of the Company, and that agreement provides that Mr. Osborn and his first successor do not have to pay royalties on sales made at the two existing Hudson's Grill restaurants in El Paso, Texas. In November 1997, Mr. Osborn transferred his interest in those two Hudson's Grills in El Paso, Texas, to Anthony Duncan, who was affiliated with the same companies that Mr. Osborn is, and who has been a Company director and is currently a nominee for director of the Company.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTORS NAMED IN THIS PROXY STATEMENT.

Three directors are to be elected, with each director to hold office until the next Annual Meeting or until his successor is elected and qualified. The persons named as proxies in the enclosed Proxy have been designated by management, and the proxy holders intend to vote for the election of the three persons named as nominees in this proxy statement ("Nominees"), except where authority is withheld by the shareholder or specifically requested to be voted for someone else. If no one is written in to be voted for as a director who is willing to serve and no vote is specifically withheld, then the persons holding the proxies will vote for the three Nominees. If one person other than a Nominee is voted for on the proxy, then the persons holding the proxy will vote for the one requested person, provided he(she) is willing to serve as a director, and will decide which of the three Nominees to vote for. If two persons are voted for on the proxy, then the person's holding the proxy will vote for the two requested persons, provided they are willing to serve as a director, and will decide which of the three Nominees to vote for. If three persons other than Nominees are voted for on the proxy, then the persons holding the proxy will vote for the three requested persons, provided they are willing to serve as a director. If more than three persons are voted for on the proxy, then the persons holding the proxies will vote for the Nominees regardless of those requested.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF

REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

Whitley Penn LLP has been selected as the Company's registered independent public accounting firm for the fiscal year ending December 31, 2007, subject to ratification of the appointment by the shareholders. In October 2004, the Company hired Whitley Penn LLP to act as its independent registered public accounting firm. This firm has served as the Company's registered independent public accounting firm since then, and is considered by management to be well qualified.

AUDIT FEES, FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES AND ALL OTHER FEES

Whitley Penn LLP has billed the Company for approximately $26,036 so far for the audit of the Company's financial statements for the year ended December 31, 2006. Whitley Penn LLP also performed the audit for the fiscal year ended December 31, 2005, for which it billed the Company $21,956 for its annual audit work done for that fiscal year. The firm has not provided any services related to financial information systems design and implementation. The firm has not provided any other services to the Company, except to provide non-audit services related to the preparation and filing of tax returns, for which the Company has paid them $6,600 in 2006 and nothing in 2007, and related to the review of quarterly filings with the Securities and Exchange Commission, which fees were approximately $12,211 in 2006 and $11,065 in 2005. The Company is not aware of any ownership, direct or indirect, in any capacity by any members of the firm.

REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The Company has invited its accountants from Whitley Penn LLP to be present at the Annual Meeting, if they so desire, but is not requiring that they attend; therefore they may be present, although management does not expect that they will be so. If a representative of Whitley Penn is present at the Annual Meeting of Shareholders, the representative will be allowed to answer appropriate questions, and will be afforded an opportunity to make a statement if so desired.

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, all required Forms 5 were filed or are about to be filed, and thus, the Company believes that filing requirements applicable to its officers and directors were complied with during the 2006 fiscal year or remedied by filings in this fiscal year.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2008

Stockholder proposals to be presented at the 2008 Annual Meeting must be received by the Company on or before February 1, 2008, for inclusion in the proxy statement and form of proxy relating to that meeting.

HOUSEHOLDING

As permitted by the 1934 Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless shareholders have notified the Company's transfer agent of their desire to receive multiple copies of the proxy statement.

The Company will promptly deliver, upon written request, a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Robert W. Fischer, Esq., by fax at (214) 361-7842, or by mail to Robert W. Fischer, Esq., Fischer & Sanger, 5956 Sherry Lane, Suite 1204, Dallas, Texas 75225.

Shareholders residing at the same address and currently receiving only one copy of the proxy statement may contact Mr. Fischer to request multiple copies of the proxy statement in the future.

Shareholders residing at the same address and currently receiving multiple copies of the proxy statement may contact Mr. Fischer to request only a single copy of the proxy statement be mailed in the future.

OTHER MATTERS

Management of the Company does not know of any other matters to be presented for action at the Annual Meeting. However, if any other matters should be properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with their best judgment.

OTHER INFORMATION

The Annual Report to Shareholders of the Company for the year ended December 31, 2006, is mailed herewith to shareholders of record at the close of business on April 10, 2007.

IF YOU WOULD LIKE A COPY OF THE COMPANY'S ANNUAL REPORT OR FORM 10-KSB, PLEASE CONTACT BARBARA AMSTUTZ AT (972) 931-9237.

David Osborn

President

Dallas, Texas

April 26, 2007

f\sec\070424.o01

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS

The undersigned hereby appoints DAVID L. OSBORN or ROBERT W. FISCHER, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of HUDSON'S GRILL INTERNATIONAL, INC., held on record by the undersigned on April 10, 2007, at the annual meeting to be held May 23, 2007.

1. ELECTION OF DIRECTORS

FOR ALL NOMINEES PRINTED BELOW (except as marked to the contrary below).

FOR THE FOLLOWING DIRECTORS (name up to three):

WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED.

D.L. Osborn , R.W. Fischer, and A.B. Duncan. (Instructions: To withhold authority to vote for any individual nominees, line out that nominee's name).

2. RATIFICATION OF SELECTION OF WHITLEY PENN LLP, AS THE COMPANY'S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

FOR AGAINST ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted for the Nominees and for Proposal 2.

Date:

Signature

Signature